EXHIBIT 10.4
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                 RECTOR TRINITY ASSOCIATES LLC c/o Stellar
                               Management Co.
                            156 Williams Street
                          New York, New York 10038

                                          July 22, 1999



W12/14 Wall Acquisition Associates LLC
c/o Stellar Management Co.
156 Williams Street
New York, New York 10038

THESTREET.COM, INC.
2 Rector Street
New York, New York

              Re:  A portion of the 14th Floor, 2 Rector Street,
                   New York, New York
                   ----------------------------------------------
Gentlemen:

       Rector Trinity Associates, LLC ("Landlord") has received a request FROM THESTREET.COM, INC. ("Tenant") for Landlord's consent to Tenant's sublease to W12/14 Wall Acquisition Associates LLC ("Subtenant") of the entire 14th floor (the "Subleased Premises") of Landlord's building at 2 Rector Street, New York, New York (the "Building"), pursuant to Sublease Agreement ("Sublease") dated as of the date hereof.

       1. Subject to the terms and conditions set forth in this letter, Landlord hereby consents to the Sublease.

       2. Landlord's consent to the Sublease shall have no effect on the provisions of the Lease (as defined in the Sublease) and shall not constitute a waiver of any breach of the performance of Tenant's obligations under the Lease.

       3. Tenant shall remain liable, throughout the term of the Lease, for the performance of all of the Tenant's obligations under the Lease, including, without limitation, the payment of rent and additional rent due under the Lease.

       4. Except as expressly set forth below, this consent shall not, without limitation, constitute:

              A. Landlord's consent to any assignment of the Lease or Sublease or any further sublease of all or any part of the Subleased Premises or any sublease of any other premises demised by the Lease;

              B. Landlord's consent to the performance of any work in and to the Subleased Premises, except after compliance, and in accordance with, all applicable provisions of the Lease and the Building rules and regulations governing tenant alterations;

              C. A construction or an acknowledgment of the accuracy of any recital or statement set forth in the Sublease;

              D. Landlord's agreement to accept any surrender of the Lease and/or the demised premises under the Lease or to grant any non-disturbance or other like agreement for the benefit of the Subtenant;

              E. Landlord's agreement to deal directly with Subtenant in connection with the payment of any rent or additional rent due under the Lease, furnishing of services, repairs, authorizations, equipment and access pursuant to the Lease;

              F. Landlord's recognition of any right of Subtenant to enforce, or participate in the enforcement of, any rights of Tenant under the Lease; or

              G. Any limitation on the right of Landlord to amend the Lease.

       5. Anything in the Lease, the Sublease or this letter to the contrary notwithstanding:

              A. Landlord agrees to accept directly from Subtenant all payments due to Sublessor under the Sublease and to credit such payments against amounts due under the Lease, provided same shall not be deemed or construed as a release of Tenant from Tenant's obligations hereunder or the acceptance of Sublessee as a direct tenant of Landlord. If there exists a breach by or of Sublessor of any of its obligations under the Lease resulting from a corresponding breach by the Sublessee of its obligations under the Sublease, then Landlord agrees that its sole remedy against Sublessor in the event of any such breach of obligation under the Lease shall be the night to pursue a claim in the name of Sublessor against Sublessee, and Sublessor agrees that it will, at Landlord's expense, cooperate with Landlord in the pursuit of such claim.

              B.    Notwithstanding the provisions of the preamble to
Section 16.4 of the Lease, Landlord agrees not to unreasonably withhold or delay its consent to a sublease or assignment to one (1) subtenant of the whole portion of the Subleased Premises on the 13th floor of the Building for substantially the remainder of the term of this Lease, provided no default beyond any applicable grace period shall have occurred and be continuing under the Lease and subject to such sublet or assignment transaction's compliance with the balance of the conditions contained in
Section 16.4 of the Lease.

              C. Landlord agrees to release to Tenant the Letter of Credit portion of the existing security deposit currently held by Landlord. Landlord shall continue to hold the cash portion of the security deposit pursuant to the Lease.

              D. Notwithstanding the provisions of Section 15.1 of the Lease, Landlord agrees that Tenant shall have no obligation to remove its fixtures from the Subleased Premises or to restore the Subleased Premises.

       6. Tenant and Subtenant hereby represent that true and complete copies of the Sublease and all other accompanying documents between Tenant and Subtenant have been delivered to Landlord.



       Please confirm your agreement to the foregoing by signing and returning copies hereof.

                                RECTOR TRINITY ASSOCIATES, L.L.C.
                                By: Stellar Rector Associates, L.L.C., Manager


                                By: /s/ Laurence Gluck
                                      Laurence Gluck
                                      Operating Manager

AGREED TO:

"SUBLESSOR"

THESTREET.COM, INC.


By:/s/ Michael Zuckert
Name:  Michael Zuckert
Title: Vice President

"SUBLESSEE"

W12/14 WALL ACQUISITION ASSOCIATES LLC

By: Stellar 14 Wall Associates LLC, its Manager
       By: Stellar Promote LLC, its Manager
              By: Wrubel 99 LLC, its Manager
                     By: /s/ Arthur Wrubel
                             ----------------------
                             Arthur Wrubel, Manager